UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2021

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HEALTHTECH SOLUTIONS, INC./UT

(Exact name of registrant as specified in its charter)

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Utah	0-51012	84-2528660
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

181 Dante Avenue, Tuckahoe, New York 10707

(Address of Principal Executive Office) (Zip Code)

844-926-3399

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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ITEM 5.02	ELECTION OF DIRECTORS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On July 2, 2021 the Registrant's Board of Directors:

•	appointed Steven A. Horowitz to serve on the Registrant's Board of Directors; and
•	awarded Performance Restricted Share Units to its Chief Executive Officer and Chief Operating Officer.

On July 8, 2021, the Registrant issued a press release regarding the appointment of Mr. Horowitz to the Board, a copy of which is an exhibit to this Report.

Information regarding these actions follows:

Steven A. Horowitz, Director

Steven A. Horowitz. Mr. Horowitz has been appointed to the Board in order that he may contribute his many years of experience as a business advisor and financial analyst. Since 2015, Mr. Horowitz has been employed as a Managing Member of Horowitz & Rubenstein, LLC, a law firm focused on business development and financial management. From 2007 until 2015, Mr. Horowitz was the Managing Member of Horowitz Consulting Group, LLC, which provided business consulting services. In 1984 Mr. Horowitz was awarded a J.D. degree by the Maurice A. Deane School of Law at Hofstra University. In 1989, Mr. Horowitz was awarded a Master of Business Administration degree with a concentration in Public Accounting, by the Frank G. Zarb School of Business at Hofstra University. He is 61 years old.

The Registrant entered into a Director Agreement with Mr. Horowitz, which is applicable throughout his tenure on the Board. The Registrant agreed to pay Mr. Horowitz a fee for his service of $50,000 per year, payable at Mr. Horowitz's discretion in cash or common stock at market value. In addition, upon execution of the Director Agreement, the Registrant awarded 500,000 shares of restricted common stock to Mr. Horowitz, which will vest over a three year period of service on the Board. The award agreement provides that whenever Mr. Horowitz is re-elected to the Board at an annual meeting of the shareholders, the Registrant will grant him additional restricted shares equal to 0.25% of the fully diluted outstanding shares.

Performance Restricted Share Units

The Board of Directors awarded to each of Edward Swanson, the Registrant's Chief Executive Officer, and Bradley K. Mathis, the Registrant's Chief Operating Officer, one million (1,000,000) performance restricted share units ("PSUs"). The PSUs vest semi-annually over the next three years of service. On June 28, 2024, the Registrant will issue shares of common stock in settlement of the PSUs. The number of shares to be issued will be determined on the basis of the market price for the common stock at that time or the Registrant's Market Cap at that time.

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ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

10-a	Director Agreement dated July 2, 2021 between Healthtech Solutions, Inc. and Steven A. Horowitz
10-b	Share Unit Grant Agreement dated July 2, 2021 between Healthtech Solutions, Inc. and Edward Swanson
10-c	Share Unit Grant Agreement dated July 2, 2021 between Healthtech Solutions, Inc. and Bradley K. Mathis
99.1	Press Release dated July 8, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Healthtech Solutions, Inc.

Date: July 8, 2021	By:	/s/ Edward Swanson Edward Swanson, Chief Executive Officer

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